UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2012

DISCOVERY GOLD CORPORATION
 (Exact name of Company as specified in its charter)

Nevada	000-54709	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2460 WEST 26TH AVENUE, SUITE 380C DENVER, CO 80211 (Address of principal executive offices) (855) 450-9700 (Company’s Telephone Number)

817 NE 32 STREET, #201 FORT LAUDERDALE, FL 33306
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2012, Dean Huge resigned as Chief Financial Officer, Treasurer, Secretary and director of Discovery Gold Corporation (the “Company”), effective immediately. His resignation is for personal reasons and is not in connection with any known disagreement with the Company on any matter. On August 20, 2012, the Board of Directors of the Company appointed Mr. David Cutler as Chief Financial Officer, Treasurer, Secretary and director, effective immediately.

David Cutler, 56, has more than 30 years of experience in accounting, international finance, business administration, and SEC reporting. Mr. Cutler began his career with the accounting firm Arthur Andersen & Co and has since served as Chief Financial Officer for companies involved in mining, energy, and telecommunications.  He currently serves as a consulting Chief Financial Officer for a publicly quoted mineral exploration company with a gold project in Mexico.  Mr. Cutler has an Executive MBA from Colorado State University, as well as a master’s degree from Cambridge University in the United Kingdom.  He is a US Certified Public Accountant, a Certified Valuation Analyst, and a British Chartered Accountant.

Mr. Cutler’s compensation as Chief Financial Officer of the Company is set forth in a consulting agreement (“Agreement”) dated August 20, 2012, by and between the Company and Mr. Cutler. Pursuant to the Agreement, Mr. Cutler shall serve for an initial term of twelve months and subsequently continue on a twelve-month basis, subject to early termination upon 31 days written notice. Mr. Cutler is to receive 850,000 restricted shares of the Company’s common stock at the rate of 100,000 shares for each of the first five months and at the rate of 50,000 shares for each of the next seven months of the initial twelve-month term. Mr. Cutler will also receive a monthly consulting fee of $5,000, which will be increased to $7,500 upon the Company closing on aggregate financings of $1,000,000.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

There are no understandings or arrangements between Mr. Cutler and any other person pursuant to which Mr. Cutler was selected as an officer or director. There is no family relationship between Mr. Cutler with any of our other officers and directors, or person nominated or chosen by the Company to become a director or executive officer. Except for the aforesaid the Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Cutler had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 8.01 Other Events.

On August 23, 2012, the Company issued a press release announcing the appointment of Mr. Cutler as Chief Financial Officer Treasurer, Secretary and director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement by and between the Company and David Cutler dated August 20, 2012
99.1	Press release dated August 23, 2012, issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY GOLD CORPORATION

Date: August 23, 2012	By: /s/ Stephen E. Flechner
Stephen E. Flechner
Chief Executive Officer